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                                                              Exhibit 10.15



                              TAX SHARING AGREEMENT


                  This Tax Sharing Agreement (this "Agreement") is among UNIFRAX HOLDING CO. ("Unifrax") and its subsidiary, UNIFRAX
CORPORATION ("Subsidiary").

                  WHEREAS, Unifrax owns 90% of the outstanding shares of stock of Subsidiary;

                  WHEREAS, Unifrax and Subsidiary have chosen to file consolidated federal income tax returns ("Consolidated Returns") and various consolidated, combined, or unitary state or local income or franchise tax returns ("Combined Returns"); and

                  WHEREAS, the parties hereto desire to (i) set forth the basis on which the tax liabilities determined under the Consolidated Returns and Combined Returns will be allocated among them and other corporations (if any) that join in the filing of such returns and (ii) provide for a payment mechanism to compensate members whose deductions, net operating losses, or credits are used by another member;

                  NOW, THEREFORE, in consideration of the premises, covenants, and agreements contained herein, the parties hereto agree as follows:

                  (1) The Subsidiary (a) agrees to join with Unifrax in the filing of Consolidated Returns and (b) agrees to continue such consolidated return filings for each taxable year during which (i) Unifrax is the "common parent" corporation of an "affiliated group" of corporations (the "Unifrax Group") (as those terms are used in section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) and (ii) the Subsidiary is eligible to join in the filing of such return;

                  (2) The Subsidiary hereby irrevocably designates Unifrax as its agent for the purpose of taking any and all action necessary or incidental to the filing of Consolidated Returns. The Subsidiary agrees to furnish Unifrax with any and all information requested by Unifrax in order to carry out the provisions of this Agreement; to cooperate with Unifrax in filing any return or consent contemplated by this Agreement; to take such action with respect to such returns as Unifrax may request, including, but not limited to, the filing of all elections and the filing of requests for the extension of time within which to file tax returns; and to cooperate in connection with any audit or refund claim;

                  (3) The Unifrax Group will elect upon the filing of its first consolidated return (i) basic method 2 as described in Section 1552(a)(2) of the Code, and (ii) the percentage method (using 100 percent) under Section 1.1502-33(d) of the regulations. Notwithstanding the foregoing and notwithstanding


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any other provision of this Agreement, for purposes of determining the separate tax liability of Subsidiary, any deduction relating to the Covenant not to Compete dated as of the date hereof between British Petroleum Company p.l.c. (acting for itself and jointly and severally on behalf of its affiliates) and Unifrax Holding Co. shall be treated as a deduction of Subsidiary.

                  (4) (a) Unifrax shall prepare or cause to be prepared the Consolidated Returns of the Unifrax Group and shall pay all taxes (including penalties and interest) reported on such returns to the Internal Revenue Service (the "IRS"). Not later than ten (10) days before Unifrax makes a payment to the IRS of any taxes due with respect to a Consolidated Return of the Unifrax Group (including estimated taxes), Subsidiary shall pay to Unifrax an amount equal to
(i) its share of such tax liability as determined in paragraph (3) above, plus
(ii) additional amounts, if any (and if not already paid for under this paragraph (4)(a)), owed as a result of using deductions, net operating losses or tax credits of another member as set forth in paragraph (4)(b) below.

                      (b) For any taxable period for which a Consolidated Return is filed for the Unifrax Group pursuant to this Agreement, Unifrax shall pay those members of the Unifrax Group whose deductions, net operating losses or tax credits are absorbed or otherwise used by another member of the group pursuant to the method described in Paragraph (3) above, in a consistent manner determined by Unifrax that reasonably reflects the value of such deductions, net operating losses or tax credits.

                      (c) If the federal income tax liability of the Unifrax Group as reported on a Consolidated Return filed pursuant to this Agreement is adjusted for any taxable period, whether by means of an amended return, claim for refund, or audit by the IRS, the liability of each member of the Unifrax Group shall be recomputed under the relevant section of this Agreement to give effect to those adjustments as if such adjustments (including interest and penalties, if any) had been part of the original determination hereunder. In the case of a refund, Unifrax shall make payment to each party of its share of the refund within ten (10) days after the refund is received by Unifrax and, in the case of an increase in tax liability, each party shall pay to Unifrax its allocable share of such increased tax liability at least ten (10) days prior to the date that Unifrax reasonably expects to pay such liability to the IRS. If any interest is to be paid or received as a result of any tax deficiency or refund, that interest shall be allocated by Unifrax to the members in the ratio that each member's change in income tax liability bears to the total change in the income tax liability of the Unifrax Group. If any penalty is to be paid or received as a result of any tax deficiency or refund, that penalty shall be allocated by

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Unifrax to the members that are responsible for the imposition of such penalty.

                  (5) This Agreement shall not apply with respect to the carryback of any net operating loss, tax credit, or other tax benefit generated by a party and attributable to a taxable year beginning after the date hereof in which such party is not a member of the Unifrax Group.

                  (6) The Subsidiary agrees at the request of Unifrax to join with Unifrax or any direct or indirect subsidiary of Unifrax in any consolidated, combined, or unitary state or local income or franchise tax return for any taxable year in which Unifrax or any direct or indirect subsidiary of Unifrax elects to file a Combined Return that includes the Subsidiary. If at any time after the date of this Agreement, the liability for any state or local income or franchise tax of Unifrax, the Subsidiary and/or any other affiliated corporation is determined on a unitary, consolidated, or combined basis, this Agreement shall be applied by Unifrax to such state or local tax in like manner as it is applied to matters relating to federal income taxes, after taking into consideration the extent to which each party has been included in a Combined Return that relates to those taxes.

                  (7) Absent bad faith or gross misconduct, Unifrax shall have no liability for any action taken or omitted to be taken by it in connection with this Agreement.

                  (8) This Agreement shall be binding upon and inure to the benefit of any successor to any party. If for any reason the Subsidiary no longer is a member of the Unifrax Group, its rights and obligations under this Agreement with respect to periods during which it was a member of the Unifrax Group shall survive and be fully enforceable.

                  (9) This Agreement embodies the entire understanding among the parties as to the subject matter hereof, and no change or modification may be made except in writing signed by each of the parties.

                  (10) The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

                  (11) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  (12) This Agreement is entered into in and shall be construed in accordance with the laws of the State of Delaware.



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                  IN WITNESS WHEREOF, the parties have caused this Tax
Allocation Agreement to become effective as of October____, 1996.


                                             UNIFRAX HOLDING CO.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             UNIFRAX CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




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